CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We have issued our report dated December 14, 2001 accompanying the financial statements of Insured Municipals Income Trust and Investors' Quality Tax-Exempt Trust, Multi-Series 263 as of October 31, 2001, and for the period then ended, contained in this Post-Effective Amendment No. 7 to Form S-6.

         We consent to the use of the aforementioned report in the Post-Effective Amendment and to the use of our name as it appears under the caption "Auditors".

                                                            Grant THORNTON LLP


Chicago, Illinois
February 22, 2002